RSM

RSM US LLP

400 Locust St
Suite 640
Des Moines, IA 50309

T +1 515 558 6600

www.rsmus.com

May 28, 2024

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read FutureFuel Corp's statements included under Item 4.01(a) of its Form 8-K filed on May 28, 2024 and we agree with such statements concerning our firm.

RSM US LLP